UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2017 (January 2, 2017)

UMATRIN HOLDING LIMITED
(Exact name of Company as specified in its charter)

Delaware	333-211289	87-0814235
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

315 Madison Avenue, 3rd Floor, PMB #3050

New York, NY
(Address of principal executive offices)

10017

(Zip Code)

(866)-874-4888
Company’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 2, 2017, Dato’ Liew Kok Hong resigned from his positions as President, Chairman of the Board, Director, CEO, and CFO for personal reasons. The Board of Directors of the Company accepted his resignation on the same date.

On January 2, 2017, the Board of Directors of the Company appointed Dato’ Warren Eu Hin Chai as President, Chairman of the Board, Director, CEO, and CFO. On the same date, the Board of Directors of the Company appointed Dato’ Dr. William Lee as Vice President and Director.

Dato' Sri Warren Eu Hin Chai, President, Chairman of the Board, Director, CEO, and CFO

During the past five years and to date, Dato’ Sri Warren Eu is the director for SKH Media, Global Bizrewards, Hipland Realty and U Matrin Worldwide, as well as Vice President and Director of Umatrin Holding Limited. He has led SKH Media into a company specialized in marketing communications. He had used his insights, experience, expertise, creativity, environment knowledge and business sense to helped SKH Media’s clients to compete successfully in marketing strategy, advertising every form of marketing communication and in monitoring progress to increase their profits in a sustainable way. He has introduced loyalty programme marketing via Global Bizrewards to boost the participated merchant brand and at the same time benefited the consumers.  He has also ventured himself into property and hotel industry via Hipland Realty. In view of his extensive knowledge in various industries, he is the best candidate to be appointed as the President, Chairman of the Board, Director, CEO, and CFO to lead the Company to success.

Dato’ Dr. William Lee, Vice President and Director

During the past five years, Dato’ Dr. William Lee has been the President of Malaysia Elite Disaster Rescue Foundation, Director of Lagenda Education Group and Marketing Director of Oasis College. Dato’ Dr. William Lee holds a Philosophy of Doctorate (PhD) in Business Management from the Golden State University in the United States of America (USA). Dato’ Dr. William Lee had successfully contributed a total value of more than RMB 3 Billion in Fujian and Guangxi Education Development. Under his leadership, UMHL has concluded its distinctive investment concepts and management system based on the deep understanding of economies and enterprises. Through forward-looking layout, flexible investment strategies and sustained value-added services, UMHL, under his leadership is now concentrating its strategic investments into three major areas of property development, agriculture & tourism, education.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description
17.1	Correspondence of Dato’ Liew Kok Hong’s Resignation from All Positions Held

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMATRIN HOLDING LIMITED

Date: January 12, 2017	By:	/s/ Sri Warren Eu Hin Chai
Sri Warren Eu Hin Chai
Chief Executive Officer

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